Exhibit 5.2

December 15, 2014

Ladies and Gentlemen:

I am the Co-General Counsel and Corporate Secretary of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), and I am delivering this opinion letter in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to $500,000,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2022 (the “Exchange Notes”) to be offered in exchange for the Company’s outstanding 6.375% Senior Notes due 2022 originally issued on April 9, 2014. The Exchange Notes are fully and unconditionally guaranteed by each of the guarantors listed in the Registration Statement (the “Guarantors”). The Exchange Notes will be issued under an indenture dated as of April 9, 2014 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture includes the guarantees of the Exchange Notes by the Guarantors.

In arriving at the opinions expressed below, I have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture; and

(c)	the form of the Exchange Notes included in the Indenture.

In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Guarantors listed in Annex A hereto (the “Non-Delaware Guarantors”) and such other documents, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed and (ii) that the Exchange Notes will conform to the form thereof that I have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that the execution and delivery of the Indenture have been duly authorized by all necessary corporate, limited liability company, partnership, limited partnership or limited liability partnership action, as applicable, by each Non-Delaware Guarantor, and the Indenture has been duly executed and delivered by each Non-Delaware Guarantor.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to me in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and I assume no obligation to advise, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Joseph L. Landenwich
Name:	Joseph L. Landenwich
Title:	Co-General Counsel and Corporate Secretary

2

Annex A

Central Arizona Home Health Care, Inc.	AZ

American VitalCare, L.L.C.	CA

Foothill Nursing Company Partnership	CA

Helian ASC of Northridge, Inc.	CA

Hillhaven–MSC Partnership	CA

MedEquities, Inc.	CA

Professional Healthcare at Home, LLC	CA

Southern California Specialty Care, Inc.	CA

THC – Orange County, Inc.	CA

Courtland Gardens Health Center, Inc.	CT

PersonaCare of Connecticut, Inc.	CT

Advanced Oncology Services, Inc.	FL

Homecare Holdings, Inc.	FL

Med. Tech. Services of South Florida, Inc.	FL

Med-Tech Private Care, Inc.	FL

Med-Tech Services of Dade, Inc.	FL

Med-Tech Services of Palm Beach, Inc.	FL

Senior Home Care, Inc.	FL

SHC Rehab, Inc.	FL

Transitional Hospitals Corporation of Tampa, Inc.	FL

Lafayette Health Care Center, Inc.	GA

Tucker Nursing Center, Inc.	GA

THC – Chicago, Inc.	IL

THC – North Shore, Inc.	IL

Transitional Hospitals Corporation of Indiana, Inc.	IN

Triumph Rehabilitation Hospital Northern Indiana, L.L.C.	IN

Synergy Healthcare Group, Inc.	LA

Synergy Home Care-Acadiana Region, Inc.	LA

Synergy Home Care-Capitol Region, Inc.	LA

Synergy Home Care-Central Region, Inc.	LA

Synergy Home Care-Northeastern Region, Inc.	LA

Synergy Home Care-Northshore Region, Inc.	LA

Synergy Home Care-Northwestern Region, Inc.	LA

Synergy Home Care-Southeastern Region, Inc.	LA

Synergy, Inc.	LA

The Therapy Group, Inc.	LA

Transitional Hospitals Corporation of Louisiana, Inc.	LA

J. B. Thomas Hospital, Inc.	MA

Triumph Hospital Northwest Indiana, Inc.	MO

Transitional Hospitals Corporation of New Mexico, Inc.	NM

Southern Nevada Home Health Care, Inc.	NV

Transitional Hospitals Corporation of Nevada, Inc.	NV

Mills Medical Practices, LLC	OH

Specialty Hospital of Cleveland, Inc.	OH

Specialty Hospital of Philadelphia, Inc.	PA

Specialty Hospital of South Carolina, Inc.	SC

Aberdeen Holdings, Inc.	TX

Able Home Healthcare, Inc.	TX

BWB Sunbelt Home Health Services, LLC	TX

Compass Hospice, Inc.	TX

Focus Care Health Resources, Inc.	TX

GBA Holding, Inc.	TX

GBA West, LLC	TX

Home Health of Rural Texas, Inc.	TX

IntegraCare Home Health Services, Inc.	TX

IntegraCare Hospice of Abilene, LLC	TX

IntegraCare of Abilene, LLC	TX

IntegraCare of Albany, LLC	TX

IntegraCare of Athens-Home Health, LLC	TX

IntegraCare of Athens-Hospice, LLC	TX

IntegraCare of Granbury, LLC	TX

IntegraCare of Littlefield, LLC	TX

IntegraCare of Olney Home Health, LLC	TX

IntegraCare of Texas, LLC	TX

IntegraCare of West Texas-Home Health, LLC	TX

IntegraCare of West Texas-Hospice, LLC	TX

IntegraCare of Wichita Falls, LLC	TX

New Triumph HealthCare of Texas, L.L.C.	TX

New Triumph HealthCare, L.L.P.	TX

North West Texas Home Health Services, LLC	TX

Outreach Health Services of North Texas, LLC	TX

Outreach Health Services of the Panhandle, LLC	TX

RehabCare Group of Amarillo, L.P.	TX

RehabCare Group of Arlington, L.P.	TX

RehabCare Group of Texas, L.L.C.	TX

Texas Health Management Group, LLC	TX

THC – Houston, Inc.	TX

Transitional Hospitals Corporation of Texas, Inc.	TX

Trinity Hospice of Texas, LLC	TX

Vernon Home Health Care Agency, LLC	TX

Wellstream Health Services, LLC	TX

West Texas, LLC	TX

Home Health Services, Inc.	UT

Salt Lake Physical Therapy Associates, Inc.	UT

Southern Utah Home Health, Inc.	UT

Southern Utah Home Oxygen & Medical Equipment, Inc.	UT

THC – Seattle, Inc.	WA

Transitional Hospitals Corporation of Wisconsin, Inc.	WI